OPKO Health Acquires Mexican Pharmaceutical Company

MIAMI, February 18, 2010— OPKO Health, Inc. (NYSE Amex: OPK) today announced that it has completed the acquisition of Pharmacos Exakta, S.A. de C.V. (“Pharmacos Exakta”), a privately-owned Mexican pharmaceutical company engaged in the manufacture, marketing and distribution of ophthalmic and other pharmaceutical products for government and private markets since 1957. OPKO acquired Pharmacos Exakta, including a manufacturing facility owned by an affiliate, for cash and shares of OPKO Common Stock.

Phillip Frost, OPKO’s Chairman and Chief Executive Officer, commented, “We believe this acquisition will provide OPKO with an excellent platform to expand manufacturing and distribution capabilities for a wide range of products while, at the same time, maintaining our original interest in ophthalmology. It also furthers our strategy of expanding commercial activities while we continue to develop our important diagnostic and therapeutic products, as well as our flu vaccine.”

About OPKO Health, Inc.

Miami-based OPKO is a specialty healthcare company involved in the discovery, development, and commercialization of proprietary pharmaceutical and diagnostic products and vaccines. Initially focused on the treatment and management of ophthalmologic diseases, OPKO has since expanded into other areas of major unmet medical need.

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding our ability to expand our manufacturing and distribution capabilities for a wide range of products, our product development efforts, and our strategy of expanding commercial activities while we continue to develop our important diagnostic and therapeutic products, as well as our flu vaccine, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including that we may encounter issues with the integration of Pharmacos Exakta which may require significant management and financial resources. These factors include those described in our filings with the Securities and Exchange Commission, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contacts:

Steven D. Rubin 305-575-6015